Exhibit 18(a)

Calculation of Filing Fee Tables

FORM N-14

(Form Type)

MFS Municipal Income Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares of beneficial interest, no par value per share	Rule 457(o)	--	--	$396,674,793.42(1)	0.0001381	$54,780.89
Fees Previously Paid	Equity	Common shares of beneficial interest, no par value per share	Rule 457(o)	--	--	$2,000,000(2)	0.0001381	$276.10
Total Offering Amounts						$398,674,793.42(1)	0.0001381	$55,056.99
Total Fees Previously Paid								$276.10(3)
Total Fee Offsets								$0.00
Net Fee Due								$54,780.89

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum aggregate offering price is an amount equal to the product of (i) 31,525,773 common shares of MFS High Income Municipal Trust (“CXE”), 25,492,782 common shares of MFS High Yield Municipal Trust (“CMU”), 8,199,220 common shares of MFS Investment Grade Municipal Trust (“CXH”) and 12,278,003 common shares of Abrdn National Municipal Income Fund (“VFL”), the estimated maximum number of common shares of CXE, CMU, CXH, and VFL, respectively, that may be exchanged for common shares of MFS Municipal Income Trust (“MFM”) in accordance with the terms of the Agreement and Plan of Reorganization, and (ii) $3.725, $3.5175, $7.9896, and $10.2673 the average of the high and low trading price of shares of common stock of CXE, CMU, CXH and VFL, respectively, on January 21, 2026 (within five business days prior to the date of filing of this Registration Statement).
(2)	Estimated pursuant to Rule 457(o) under the Securities Act solely for the purpose of determining the registration fee.
(3)	Previously paid in connection with the Registrant’s registration statement on Form N-14 (File No. 333-292203) filed with the Securities and Exchange Commission on December 17, 2025.